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                                                                     Exhibit 5.4

                                REVISED LETTER

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202
                                    Employer Identification Number:
                                          04-2566229
Date:  Mar. 18, 1996                File Folder Number:
                                          040001607
TUCKER ANTHONY INCORPORATED         Person to Contact:
C/O MATTHEW T GIULIANI ESQ                BARBARA SADLON
C/O GOODWIN PROCTER & HOAR          Contact Telephone Number:
EXCHANGE PLACE                            (518) 431-0372
BOSTON, MA 02109                    Plan Name:
                                          TUCKER ANTHONY INCORPORATED
                                          PROFIT SHARING RETIREMENT PLAN
                                    Plan Number:  001

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401- 1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated November 10. 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendment(s) adopted on 12/14/90 & 04/28/94.

      This determination letter is also applicable for the amendment(s) adopted on December 23, 1994.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This letter is issued under Rev. Proc. 93-39 and considers
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TUCKER ANTHONY INCORPORATED



the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                                Sincerely yours,
                                                /s/ Herbert J. Huff
                                                Herbert J. Huff
                                                District Director


Enclosures:
Publication 794
Addendum
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This letter is also applicable to amendments adopted on January 4, 1993.

This letter supersedes our prior letter dated 01/25/96.